UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (818) 781-4973

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
(a)	The Company’s 2014 annual meeting of shareholders was held on August 15, 2014.
(b)	At the meeting, the matters submitted to a vote of shareholders, and outcome of the vote, were as follows:
(1)	Donald J. Stebbins, James S. McElya, Francisco S. Uranga and Paul J. Humphries were elected as directors for a one-year term expiring in 2015;
(2)	A resolution to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, was adopted; and
(3)	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014 was ratified.

The voting results with respect to these matters are set forth in the tables below:

1.	Election of Directors
Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Donald J. Stebbins	18,075,473	169,073	1,205,646
James S. McElya	18,013,141	231,405	1,205,646
Francisco S. Uranga	18,055,410	189,136	1,205,646
Paul J. Humphries	18,075,737	168,809	1,205,646
Philip T. Blazek	4,765,733	13,021	1,205,646
Ryan J. Morris	4,561,598	217,156	1,205,646
Walter M. Schenker	4,768,223	10,531	1,205,646
2.	Advisory Vote on Compensation of Named Executive Officers
For	Against	Abstain	Broker Non-Votes
14,527,389	4,374,343	4,121,568	1,205,646
3.	Ratification of Independent Registered Public Accounting Firm

There were no broker non-votes with respect to the ratification of independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
23,969,191	154,038	105,717	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: August 20, 2014	/s/ Paula Winner Barnett
Paula Winner Barnett
Corporate Counsel and Secretary